                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


NAME                                          JURISDICTION OF FORMATION
----                                          -------------------------
Crown Media International, Inc.               Delaware

Odyssey Holdings, L.L.C.                      Delaware

H&H Programming-Asia L.L.C.                   New York

Crown Entertainment Ltd. (UK Co.)             England and Wales

HEN Asia Pacific, Inc.                        Delaware

HEN Asia Pacific (HK) Ltd.                    Hong Kong

HEN Domestic Holdings, Inc.                   Delaware